Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         HANDY HARDWARE WHOLESALE, INC.

     Pursuant to the provisions of Article 4.02 of the Texas Business Corporation Act, Handy Hardware Wholesale, Inc., a Texas corporation, hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation, as filed on October 22, 1992.

                                   ARTICLE ONE

     The name of the corporation is HANDY HARDWARE WHOLESALE, INC.

                                   ARTICLE TWO

     The introductory paragraph of Article Four of the Restated Articles of Incorporation is amended to read in full as follows:

     The aggregate number of shares which the corporation shall have authority to issue is 430,000, consisting of:

          30,000 shares of Class A Common Stock, $100 par value each; 200,000 shares of Class B Common Stock, $100 par value each; and 200,000 shares of Preferred Stock, $100 par value each.

                                  ARTICLE THREE

          The amendments set out above were adopted by the shareholders of the corporation on May 24, 2004. The amendments have been approved in the manner required by the Texas Business Corporation Act and the constituent documents of the corporation. As of February 27, 2004, the record date of such meeting, the issued and outstanding shares of capital stock of the corporation were as follows:

             Class A Common Stock               10,300 shares
             Class B Common Stock               83,691 shares
             Preferred Stock                    86,489 shares

          The number of shares of Class A Common Stock entitled to vote thereon was 10,300.

          The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

             Class B Common Stock               83,691
             Preferred Stock                    86,489

                                  ARTICLE FOUR

     The shares of Class A Common stock were voted on the amendment as follows:

                       In favor:                   6,980  shares
                       Against:                      240  shares
                       Abstain:                      410  shares

     The shares of Class B Common Stock were voted on the amendment as follows:

                       In favor:                  65,195  shares
                       Against:                    1,084  shares
                       Abstain:                    2,975  shares

     The shares of Preferred Stock were voted on the amendment as follows:

                       In favor:                  67,240.75  shares
                       Against:                    1,143.00  shares
                       Abstain:                    3,072.75  shares



     Executed by the undersigned officer of the corporation as of the 26th day of May, 2004.




                         HANDY HARDWARE WHOLESALE, INC.


                         /s/ Don Jameson
                         ------------------------------------
                         DON JAMESON, President and CEO